Exhibit 4.5

EXECUTION VERSION

QUNAR CAYMAN ISLANDS LIMITED

TRANSFER OF SHARES AGREEMENT

This Transfer of Shares Agreement (this “Agreement”) is made and entered into as of July 20, 2011 and effective upon the Closing (as defined in the Ordinary Shares Purchase Agreement) by and among (i) Qunar Cayman Islands Limited, a Cayman Islands exempted company (the “Company”), (ii) Baidu Holdings Limited, a Cayman Islands exempted company (“Baidu”), (iii) Zhuang Chenchao, including for purposes of this Agreement any affiliated entity of such person (including Forlongwiz Holdings Limited) (each, a “Founder” and collectively, the “Founders”), (iv) the holders of Ordinary Shares listed on Exhibit A attached hereto (together with the Founders, the “Key Shareholders”), and (v) any other holders of Shares who shall at any time be a party to or bound by this Agreement pursuant to the execution and delivery of this Agreement as of the date hereof or a Deed of Adherence substantially in the form of Exhibit B attached hereto (a “Deed of Adherence”) after the date hereof (together with the Key Shareholders, each, a “Minority Shareholder” and collectively, the “Minority Shareholders,” and together with Baidu, the “Shareholders”). Those Shareholders other than the Founders are referred to herein as the “Non-Founder Shareholders.”

RECITALS

A. The Company and Baidu are parties to that certain Ordinary Shares Purchase Agreement dated as of June 24, 2011 (the “Ordinary Shares Purchase Agreement”), pursuant to which Baidu is purchasing 181,402,116 ordinary shares, par value US$0.001 per share, in the share capital of the Company (“Ordinary Shares”).

B. In connection with the consummation of the transactions contemplated by the Ordinary Shares Purchase Agreement, the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations after consummation of such transactions.

C. The Company and certain of the Key Shareholders are parties to that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of October 29, 2009 (the “Prior Agreement”), and desire to amend and restate the Prior Agreement and to accept the rights and obligations created pursuant hereto in lieu of the rights and obligations created under the Prior Agreement.

AGREEMENT

In consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	Transfers by Shareholders.

1.1 Transfers by Founder Restricted Sellers; Right of First Refusal.

(a) Right of First Refusal. Should any Founder (or a Permitted Transferee thereof) (each, a “Founder Restricted Seller” and collectively, the “Founder Restricted Sellers”) propose to accept, subject to Article 2, one or more bona fide offers (collectively, a “Purchase Offer”) from any persons to purchase Ordinary Shares (collectively, the “ROFR Shares”) from such Founder Restricted Seller (other than as set forth in Section 1.6 of this Agreement), such Founder Restricted Seller shall promptly deliver a notice (the “ROFR Notice”) to the Company and each of the other Shareholders holding at least 3% of the Ordinary Shares on a Fully-Diluted basis (each a “ROFR Holder” and collectively “ROFR Holders”) stating the terms and conditions of such Purchase Offer including, without limitation, the number of ROFR Shares proposed to be Transferred, the nature of such Transfer, the price per ROFR Share to be paid and form of consideration, and the name and address of each prospective purchaser or transferee. Each ROFR Holder shall have the right to submit, prior to the end of the period of 30 days following receipt of the ROFR Notice by the ROFR Holders (the “ROFR Period”), notice of its irrevocable commitment to purchase such portion of the ROFR Shares based upon the number of Ordinary Shares held by such ROFR Holder relative to the aggregate number of Ordinary Shares held by all ROFR Holders, at the price per share set forth in the ROFR Notice, to the Founder Restricted Seller (together with a copy thereof to the Company).

(b) Overallotment. If any ROFR Holder fails to notify the Founder Restricted Seller and the Company prior to the end of the ROFR Period, it shall be deemed to have declined the Purchase Offer. In the event that not all of the ROFR Holders elect to purchase all of their pro rata amount of the ROFR Shares, then the Company shall promptly give written notice (the “ROFR Overallotment Notice”) to each of the ROFR Holders who have fully exercised their right of first refusal set forth in Section 1.1(a) (the “Right of First Refusal”), which shall set forth the number of ROFR Shares not purchased by the other ROFR Holders and available for purchase, and shall offer such fully exercising ROFR Holders the right to acquire such unsubscribed shares. Each fully exercising ROFR Holder shall have five (5) days after receipt of the ROFR Overallotment Notice to deliver a notice (the “Exercising ROFR Holder’s Notice”) to the Founder Restricted Seller (together with a copy thereof to the Company) of its irrevocable commitment to purchase any or all of the shares available for purchase on a pro rata basis, based upon the number of Ordinary Shares held by such ROFR Holder relative to the aggregate number of Ordinary Shares held by all fully exercising ROFR Holders who deliver an Exercising ROFR Holder’s Notice. If the ROFR Holders elect to purchase any ROFR Shares, the ROFR Holders, shall purchase and pay, by wire transfer of immediately available funds to an account designated by the Founder Restricted Seller, for such ROFR Shares within five (5) Business Days after the date on which all such ROFR Shares have been accepted; provided that, if the Transfer of such ROFR Shares is subject to any prior regulatory approval, the time period during which such Transfer may be consummated shall be extended until the expiration of five Business Days after all such approvals shall have been received, but in no event shall such period be extended for more than an additional 90 days.

(c) Transfers by Founder Restricted Seller. Upon the earlier to occur of (i) full rejection of the Right of First Refusal by the ROFR Holders, (ii) the expiration of the five day period after receipt of the ROFR Overallotment Notice without the ROFR Holders electing to purchase all of the ROFR Shares and (iii) the failure to obtain any required consent or regulatory approval for the purchase of all ROFR Shares by the ROFR Holders within 90 days after acceptance of the Right of First Refusal (the “ROFR Expiration Date”), subject to Section 1.3, the Founder Restricted Seller shall have a 45-day period during which to effect a Transfer of any or all of the ROFR Shares not purchased by any ROFR Holder to the purchaser(s) or transferee(s) set forth in the ROFR Notice on substantially the same or more favorable (as to the Founder Restricted Seller) terms and conditions as set forth in the ROFR Notice and at not less than the price specified in such ROFR Notice (in the case of any non-cash price, as determined in good faith by the Board); provided that, if the Transfer is subject to regulatory approval, such 45- day period shall be extended until the expiration of five days after all such approvals shall have been received, but in no event shall such period be extended for more than an additional 60 days. If the Founder Restricted Seller does not consummate the Transfer of the ROFR Shares in accordance with the foregoing time limitations to the specified purchaser(s) or transferee(s) set forth in the ROFR Notice, then the right of the Founder Restricted Seller to effect the Transfer of such ROFR Shares pursuant to this Section 1.1(c) shall terminate and the Founder Restricted Seller shall again comply with the procedures set forth in Section 1.1(a) and Section 1.1(b) with respect to any proposed Transfer of Ordinary Shares to any person (other than as set forth in Section 1.6 of this Agreement).

(d) Termination of Rights. The right of the ROFR Holders to purchase any ROFR Shares pursuant to Section 1.1(a) through (b) above shall terminate upon (i) an Exit Event, as such term is defined in the Company’s Amended and Restated Articles of Association, as amended from time to time (the “Restated Articles”) (an “Exit Event”) or (ii) the consummation of a Sale Transaction, as such term is defined in the Restated Articles (a “Sale Transaction”).

1.2 Transfers by Non-Founder Restricted Sellers; Right of First Offer.

(a) Right of First Offer. Should Baidu or any other Non-Founder Shareholder (or a Permitted Transferee, as defined below) (each, a “Non-Founder Restricted Seller” and collectively, the “Non-Founder Restricted Sellers”) intend to Transfer any Ordinary Shares to any person (other than as set forth in Section 1.6 of this Agreement), such Non- Founder Restricted Seller shall promptly deliver a notice (the “ROFO Notice”) to the Company and each of the other Shareholders (collectively, the “ROFO Holders”) stating such Non- Founder Restricted Seller’s intention to make such Transfer and setting forth the number of Ordinary Shares proposed to be Transferred (the “ROFO Shares”) and the price per share and form of consideration that such Non-Founder Restricted Seller proposes to be paid for such ROFO Shares. Each ROFO Holder shall have the right to submit, prior to the end of the period of 30 days following receipt of the ROFO Notice by the ROFO Holders (the “ROFO Period”), notice of its irrevocable commitment to purchase such portion of the ROFO Shares based upon the number of Ordinary Shares held by such ROFO Holder relative to the aggregate number of Ordinary Shares held by all ROFO Holders, at the price per share set forth in the ROFO Notice, to the Non-Founder Restricted Seller (together with a copy thereof to the Company).

(b) Overallotment. If any ROFO Holder fails to notify the Non- Founder Restricted Seller and the Company prior to the end of the ROFO Period, it shall be deemed to have declined right of first offer set forth in Section 1.2(a) above (the “Right of First Offer”). In the event that not all of the ROFO Holders elect to purchase all of their pro rata amount of the ROFO Shares, then the Company shall promptly give written notice (the “ROFO Overallotment Notice”) to each of the ROFO Holders who have fully exercised their Right of First Offer, which shall set forth the number of ROFO Shares not purchased by the other ROFO Holders and available for purchase, and shall offer such fully exercising ROFO Holders the right to acquire such unsubscribed shares. Each fully exercising ROFO Holder shall have five (5) days after receipt of the ROFO Overallotment Notice to deliver a notice (the “Exercising ROFO Holder’s Notice”) to the Non-Founder Restricted Seller (together with a copy thereof to the Company) of its irrevocable commitment to purchase any or all of the shares available for purchase on a pro rata basis, based upon the number of Ordinary Shares held by such ROFO Holder relative to the aggregate number of Ordinary Shares held by all fully exercising ROFO Holders who deliver an Exercising ROFO Holder’s Notice. If the ROFO Holders elect to purchase any ROFO Shares, the ROFO Holders, shall purchase and pay, by wire transfer of immediately available funds to an account designated by the Non-Founder Restricted Seller, for such ROFO Shares within five (5) Business Days after the date on which all such ROFO Shares have been accepted; provided that, if the Transfer of such ROFO Shares is subject to any prior regulatory approval, the time period during which such Transfer may be consummated shall be extended until the expiration of five Business Days after all such approvals shall have been received, but in no event shall such period be extended for more than an additional 90 days.

(c) Transfers by Non-Founder Restricted Seller. Upon the earlier to occur of (i) full rejection of the Right of First Offer by the ROFO Holders, (ii) the expiration of the five day period after receipt of the ROFO Overallotment Notice without the ROFO Holders electing to purchase all of the ROFO Shares and (iii) the failure to obtain any required consent or regulatory approval for the purchase of all ROFO Shares by the ROFO Holders within 90 days after acceptance of the Right of First Offer (the “ROFO Expiration Date”), subject to Section 1.3, the Non-Founder Restricted Seller shall have a 90-day period during which to effect a Transfer of any or all of the ROFO Shares not purchased by any ROFO Holder on substantially the same or more favorable (as to the Non-Founder Restricted Seller) terms and conditions as were set forth in the ROFO Notice at a price not less than the price specified in the ROFO Notice (in the case of any non-cash price, as determined in good faith by the Board); provided that, if the Transfer is subject to regulatory approval, such 90-day period shall be extended until the expiration of five days after all such approvals shall have been received, but in no event shall such period be extended for more than an additional 60 days. If the Non-Founder Restricted Seller does not consummate the Transfer of the ROFO Shares in accordance with the foregoing time limitations, then the right of the Non-Founder Restricted Seller to effect the Transfer of such ROFO Shares pursuant to this Section 1.2(c) shall terminate and the Non-Founder Restricted Seller shall again comply with the procedures set forth in Section 1.2(a) and Section 1.2(b) with respect to any proposed Transfer of Ordinary Shares to any person (other than as set forth in Section 1.6 of this Agreement).

(d) Termination of Rights. The right of the ROFO Holders to purchase any Ordinary Shares pursuant to Section 1.2(a) through (b) above shall terminate upon (i) the consummation of an Exit Event or (ii) the consummation of a Sale Transaction.

1.3 Co-Sale Right. To the extent that any ROFR Shares or ROFO Shares are not fully purchased by the ROFR Holders or the ROFO Holders, as the case may be, each Shareholder other than the applicable Founder Restricted Seller or the Non-Founder Restricted Seller (as the case may be, the “Selling Shareholder” and such other Shareholders, collectively, the “CSR Holders”) shall have the right (the “Co-Sale Right”), exercisable upon written notice to the Selling Shareholder (together with a copy thereof to the Company) within 15 days after the ROFR Expiration Date or the ROFR Expiration Date, as applicable, to participate in the Transfer of the ROFR Shares or the ROFR Shares (as applicable, the “Offered Shares”), on the same terms and conditions on which the Selling Shareholder shall Transfer its Offered Shares pursuant to Section 1.1(c) or Section 1.2(c), as applicable. To the extent a CSR Holder exercises such Co-Sale Right in accordance with the terms and conditions set forth below, the number of Offered Shares which the Selling Shareholder may Transfer pursuant to Section 1.1(c) or Section 1.2(c), as applicable, shall be correspondingly reduced. Subject to Section 2.1, a CSR Holder who chooses to exercise its rights as set forth in this Section 1.3 may designate as sellers under such right itself or its Permitted Transferees in such proportions as it deems appropriate. The Co-Sale Right of each CSR Holder shall be subject to the following terms and conditions:

(a) Calculation of Shares. Each CSR Holder may Transfer all or any part of that number of Ordinary Shares owned by it equal to the product obtained by multiplying (i) the aggregate number of Offered Shares covered by Section 1.1(c) or Section 1.2(c), as applicable, by (ii) a fraction, the numerator of which is the number of Ordinary Shares at the time owned by such CSR Holder, including shares Transferred by such CSR Holder to Permitted Transferees in accordance with this Agreement, and the denominator of which is the sum of (A) the total number of Ordinary Shares at the time owned by all CSR Holders participating in such Transfer plus (B) the total number of Ordinary Shares at the time owned by the Selling Shareholder, including shares Transferred by the Selling Shareholder to Permitted Transferees in accordance with this Agreement.

(b) Delivery of Certificates. Each CSR Holder may effect its participation in the Transfer by delivering to the Selling Shareholder for Transfer to the prospective purchaser one or more certificates, if any, together with a duly executed instrument of transfer (“Instrument of Transfer”), which represent the Ordinary Shares which such CSR Holder elects to sell.

1.4 Transfer. The share certificate or certificates, if any, and the Instrument of Transfer which any CSR Holder delivers to the Selling Shareholder pursuant to Section 1.3 shall be delivered by the Selling Shareholder to the prospective purchaser in consummation of the Transfer pursuant to the terms and conditions pursuant to Section 1.1(c) or Section 1.2(c), as applicable, and the Selling Shareholder shall promptly thereafter remit to such CSR Holder that portion of the Transfer proceeds to which such CSR Holder is entitled by reason of its participation in such Transfer. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase Ordinary Shares from a CSR Holder exercising its Co-Sale Right hereunder, the Selling Shareholder(s) shall not Transfer to such prospective purchaser or purchasers any Offered Shares unless and until, simultaneously with such Transfer, the Selling Shareholder shall purchase such Ordinary Shares from such CSR Holder for the same consideration and on the same terms and conditions as the proposed Transfer pursuant to Section 1.1(c) or Section 1.2(c), as applicable (which terms and conditions shall be no less favorable than those governing the Transfer to the purchaser by the Selling Shareholder(s)).

1.5 No Adverse Effect. The exercise or non-exercise of the rights of the CSR Holders hereunder to participate in one or more Transfers of Offered Shares made by a Selling Shareholder shall not adversely affect their rights to participate in subsequent Transfers of Offered Shares by a Selling Shareholder.

1.6 Permitted Transactions. The provisions of Article 1 of this Agreement shall not pertain or apply to:

(a) (i) any repurchase or redemption of Ordinary Shares by the Company, or (ii) any Transfer of Ordinary Shares by any Shareholder to Baidu;

(b) any Transfer of Ordinary Shares to any individual Shareholder’s ancestors, descendants or spouse or to a trust for their benefit or any other similar Transfers in connection with estate planning;

(c) any Transfer of Ordinary Shares to any entity which wholly owns such Shareholder or any wholly-owned subsidiary of such Shareholder or any Affiliated Fund of such Shareholder, subject to Section 2.1 hereof;

(d) any transaction contemplated by the Transaction Framework Agreement including without limitation the exercise of Redemption Right as provided in the Restated Articles; or

(e) any Transfer of Ordinary Shares by any Shareholder to GGV III Entrepreneurs Fund L.P., any Founder or Traveltech Investment Inc. within 30 days after the Closing (as defined in the Ordinary Shares Purchase Agreement), provided that (i) the aggregate number of Ordinary Shares so Transferred is not greater than 10% of the then total Ordinary Shares on a Fully-Diluted basis, and (ii) the price per share paid by the transferee in such Transfer is based on a valuation of the Company which is not less than $550,000,000;

provided, in each case, that (i) any Shareholder shall inform the Company and the other Shareholders of such Transfer prior to effecting it, and (ii) the transferee (each a “Permitted Transferee”) shall furnish the Company and the other Shareholders with a written agreement to be bound by and comply with all provisions of this Agreement applicable to the transferring Shareholder pursuant to Section 2.3.

1.7 Assignment of Rights. The rights of any Shareholder set forth in this Article 1 may be assigned (but only with all related obligations) only to a transferee or assignee of Ordinary Shares in accordance with this Agreement; provided that (a) the Company is, within a reasonable time after such Transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such rights are being assigned, and (b) such transferee agrees in writing to be bound by the provisions of this Agreement pursuant to Section 2.3, and (c) such transferee is not an Adverse Person. Notwithstanding the forgoing, Baidu may not transfer or assign its rights under this Agreement to any party other than its affiliated entities, unless Baidu shall have provided notice of such transfer or assignment to the Holders’ Indemnification Representative (as defined in the Transaction Framework Agreement dated as of June 24, 2011 among the Company, Baidu, the Key Shareholders and any other parties thereto) at least 60 days prior to the closing of such transfer or assignment.

1.8 Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below:

“Affiliated Funds” means with respect to a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company.

“Baidu Director” shall have the meaning ascribed to such term in the Voting Agreement.

“Board” means the Board of Directors of the Company.

“Business Day” means a day other than Saturday, Sunday or any other day on which commercial banks in the PRC or the Hong Kong Special Administrative Region are authorized or required by applicable law to close.

“Fully-Diluted” means, with respect to the Ordinary Shares, all outstanding Ordinary Shares and all Ordinary Shares issuable in respect of securities convertible into or exchangeable for Ordinary Shares (including any preference shares), all share appreciation rights, options, warrants and other rights to purchase or subscribe for Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares, including the Stock Options (as defined in the Ordinary Shares Purchase Agreement) and any Unallocated Stock Options (as defined in the Ordinary Shares Purchase Agreement).

“Minority Shareholder Director” shall have the meaning ascribed to such term in the Voting Agreement.

“PRC” means People’s Republic of China but solely for purposes of this Agreement and the other Transaction Agreements, excluding the Hong Kong Special Administrative Region, Macau Special Administrative Region and the island of Taiwan.

“Transfer” means, with respect to any Ordinary Shares, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such shares or any participation or interest therein, whether directly or indirectly (including pursuant to a derivative, swap or other transaction that would transfer, in whole or in part, directly or indirectly, the economic consequence of ownership of such shares), or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such shares or any participation or interest therein or any agreement or commitment to do any of the foregoing.

“Voting Agreement” means the Amended and Restated Voting Agreement entered into among the parties hereto as of the date hereof, as may be amended from time to time.

2.	Transfer Restrictions.

2.1 Adverse Persons. No Shareholder shall Transfer any Ordinary Shares to any actual or potential competitor of the Company and its subsidiaries, as determined in good faith by the Company’s Board of Directors and the persons listed on Exhibit C attached hereto or any of their controlled affiliates (an “Adverse Person”) unless otherwise determined by the Board.

2.2 Founders’ Lock-In. No Founder (or Permitted Transferee thereof) shall Transfer any Ordinary Shares prior to the date six months following the consummation of a Qualified IPO, except (x) to any Permitted Transferee pursuant to Section 1.6, or (y) with the prior written consent of the Board.

2.3 Adherence to Transaction Documents. The Company and each Shareholder proposing to Transfer any Ordinary Shares shall cause each transferee of Ordinary Shares who is not a party to or bound by this Agreement to enter into this Agreement pursuant to the execution of a Deed of Adherence, and the Investors’ Rights Agreement and the Voting Agreement pursuant to the execution of deeds of adherence thereto, and become subject to the terms and conditions hereof and thereof. Baidu hereby appoints any Baidu Director and the Minority Shareholders hereby appoint any Minority Shareholder Director (together, the “Transfer of Shares Agreement Representatives”), acting pursuant to a duly authorized Board resolution as the true and lawful attorney-in-fact for and in the name of and on behalf of such party to (i) execute under hand, personal seal, as a deed, on behalf of and in the name of such party any Deed of Adherence executed by any person in connection with its acquisition of Shares or (ii) execute any amendment of this Agreement pursuant to and subject to Section 4.2. The foregoing power of attorney is intended to secure an interest in property and, in addition, the obligations of the parties under this Agreement.

2.4 Prohibited Transfers. Any attempt by any Shareholder to Transfer Ordinary Shares in violation of Article 1 or Article 2 of this Agreement shall be void, and the Company agrees it will not effect such a Transfer, or treat any alleged transferee as the holder of such Ordinary Shares, without the written consent of the holders of at least a majority of the Ordinary Shares. All transferees of Ordinary Shares or any interest therein must agree in writing to be bound by the provisions of this Agreement prior to such Transfer and will receive and hold such Ordinary Shares or interest subject to the provisions of this Agreement.

2.5 Legended Certificates. Each certificate representing Ordinary Shares of the Company now or hereafter owned by the Shareholders or issued to any Permitted Transferee pursuant to Section 1.6 shall bear the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN TRANSFER OF SHARES AGREEMENT BY AND BETWEEN THE SHAREHOLDER, THE COMPANY AND CERTAIN HOLDERS OF ORDINARY SHARES OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

3.	Termination.

3.1 Termination Events. This Agreement shall terminate upon the earliest to occur of any one of the following events (and shall not apply to any Transfer by a Shareholder in connection with any such event):

(a) the consummation of an Exit Event;

(b) the consummation of the sale, conveyance or disposal of all or substantially all of the Company’s property or business or the Company’s merger with or into or consolidation with any other corporation (other than a wholly-owned subsidiary corporation), including without limitation a Sale Transaction, or if the Company effects any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of and the Company is not the survivor, provided that this Section 3.1(b) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company; or

(c) the written agreement of (i) the Company, (ii) Baidu and (iii) the holders of a majority in interest (by ownership percentage) of the Minority Shareholders to terminate this Agreement.

3.2 Removal of Legend. At any time after the termination of this Agreement in accordance with Section 3.1, any holder of a share certificate legended pursuant to Section 2.3 may surrender such certificate to the Company for removal of such legend, and the Company will duly reissue a new certificate without the legend.

4.	Miscellaneous.

4.1 Successors and Assigns. Except as otherwise provided herein, this Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, the parties’ respective successors, assigns and legal representatives.

4.2 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company, Baidu and the holders of a majority in interest (by ownership percentage) of the Minority Shareholders, voting together as a single class; provided, that any amendment or waiver that adversely affects any of the Minority Shareholders in a manner different from the other Minority Shareholders shall require the consent of such Minority Shareholder; provided, further, that any amendment or waiver of a provision hereof requiring a certain percentage vote for approval shall require the written consent of holders of at least such percentage vote. Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company for the sole purpose of including additional purchasers of Ordinary Shares as “Non-Founder Shareholders.” Any amendment or waiver effected in accordance with this Section 4.2 shall be binding upon the Company and the Shareholders, and each of their respective successors and assigns.

4.3 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient on the date of delivery, when delivered personally or by overnight courier or sent by email, telegram or fax, or 48 hours after being deposited as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address, email address or fax number as set forth below on the signature page or on Exhibit A hereto, or as subsequently modified by written notice.

4.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

4.5 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the Cayman Islands, without giving effect to principles of conflicts of law.

4.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

4.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.8 Aggregation of Shares. All shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

4.9 Effect of Change in Company’s Capital Structure. If, from time to time, the Company pays a share dividend or effects a share split or other change in the character or amount of any of the outstanding shares of the Company, then in such event any and all new, substituted or additional securities to which a Shareholder is entitled by reason of such Shareholder’s ownership of the Ordinary Shares shall immediately be subject to the rights and obligations set forth in this Agreement with the same force and effect as the shares subject to such rights immediately before such event.

4.10 Entire Agreement. This Agreement, together with the other Transaction Documents (as such term is defined in the Ordinary Shares Purchase Agreement), constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and thereof, and any and all other written or oral agreements relating to the subject matter hereof and thereof existing between the parties hereto are expressly canceled. The Prior Agreement is hereby amended and restated in its entirety and shall be of no further force or effect.

4.11 Dispute Resolution.

(a) Negotiation Between Parties; Mediations. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of both parties, then each party that is a company shall nominate one authorized officer as its representative. The parties or their representatives, as the case may be, shall, within 30 days of a written request by either party to call such a meeting, meet in person and shall attempt in good faith to resolve the dispute. If the disputes cannot be resolved by such senior managers in such meeting, the parties agree that they shall, if requested in writing by either party, meet within 30 days after such written notification for one day with an impartial mediator and consider dispute resolution alternatives other than formal arbitration. If an alternative method of dispute resolution is not agreed upon in the one day mediation, either party may begin formal arbitration proceedings to be conducted in accordance with subsection (b) below. This procedure shall be a prerequisite before taking any additional action hereunder.

(b) Arbitration. In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (“UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this subsection (b), subject to the following: (i) the arbitration tribunal shall consist of three arbitrators to be appointed according to the UNCITRAL Rules; and (ii) the language of the arbitration shall be English. The prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

[Signature Pages Follow]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED TRANSFER OF SHARES AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties have executed this Transfer of Shares Agreement as a deed as of the date first written above.

COMPANY:

QUNAR CAYMAN ISLANDS LIMITED

Executed as a deed:

By:	/s/ Frederick Michael Demopoulos
	Name:	Frederick Michael Demopoulos
	Title:	CEO

Address: Room 1602-1606, Tower B, China Electric Plaza, No.3 Danling Street, Haidian District, Beijing, 100080, PRC

Facsimile: 8610-57603530

E-mail Address: ir@qunar.com

Date: July 20, 2011

[SIGNATURE PAGE TO TRANSFER OF SHARES AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED TRANSFER OF SHARES AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties have executed this Transfer of Shares Agreement as a deed as of the date first written above.

BAIDU:

BAIDU HOLDINGS LIMITED

Executed as a deed:

By:	/s/ Robin Li
	Name:	Robin Li
	Title:	Director

Address: P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

c/o Hesong Tang

No. 10 Shangdi 10th Street

Haidian District

Facsimile: +86-10-59920022

E-mail Address: tanghesong@baidu.com

[SIGNATURE PAGE TO TRANSFER OF SHARES AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED TRANSFER OF SHARES AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties have executed this Transfer of Shares Agreement as a deed as of the date first written above.

MINORITY SHAREHOLDERS:

FREDERICK DEMOPOULOS

Executed as a deed:

/s/ Frederick Demopoulos

Address:

17 F1, Viva Plaza, Building 18, Yard 29, Suzhou Street

Haidian District, Beijing, China 100080

Date: July 9, 2011

[SIGNATURE PAGE TO TRANSFER OF SHARES AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED TRANSFER OF SHARES AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties have executed this Transfer of Shares Agreement as a deed as of the date first written above.

MINORITY SHAREHOLDERS:

Tenaya Capital V, LP (f/k/a/ Lehman Brothers Venture Partners V L.P.)

Executed as a deed:

By:	Tenaya Capital V GP, LP
Its:	General Partner

By:	Tenaya Capital V GP, LLC
Its:	General Partner

		By:	/s/ Ben Boyer
			Name:	Ben Boyer
			Title:	Managing Director

Tenaya Capital V-P, LP (f/k/a/ Lehman Brothers Venture Partners V-P L.P.)

Executed as a deed:

By:	Tenaya Capital V GP, LP
Its:	General Partner

By:	Tenaya Capital V GP, LLC
Its:	General Partner

		By:	/s/ Ben Boyer
			Name:	Ben Boyer
			Title:	Managing Director
Address:

2965 Woodside Road, Suite A
Woodside, CA 94062

Date: July 11, 2011

[SIGNATURE PAGE TO TRANSFER OF SHARES AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED TRANSFER OF SHARES AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties have executed this Transfer of Shares Agreement as a deed as of the date first written above.

MINORITY SHAREHOLDERS:

GSR Ventures I, L.P.

Executed as a deed:

By:	GSR Partners I, L.P.
Its General Partner

By:	GSR Partners I, Ltd.
Its General Partner

		By:	/s/ Richard Lim, affixed with corporate seal of GSR Partners I, Ltd.
Authorized Signatory
GSR Principals Fund I, L.P.

Executed as a deed:

By:	GSR Partners I, L.P.
Its General Partner

By:	GSR Partners I, Ltd.
Its General Partner

		By:	/s/ Richard Lim, affixed with corporate seal of GSR Partners I, Ltd.
Authorized Signatory
Address:

101 University Ave, 4th Floor
Palo Alto, CA 94301

Date: July 6, 2011

[SIGNATURE PAGE TO TRANSFER OF SHARES AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED TRANSFER OF SHARES AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties have executed this Transfer of Shares Agreement as a deed as of the date first written above.

MINORITY SHAREHOLDERS:

Mayfield XII, a Delaware Limited Partnership

Executed as a deed:

By:	Mayfield XII Management, L.L.C.,
a Delaware limited liability company
Its:	General Partner

		By:	/s/ Raj Kapoor
Its: Managing Director
Mayfield Principals Fund XII, a Delaware Multiple Series LLC

Executed as a deed:

By:	Mayfield XII Management, L.L.C.,
a Delaware limited liability company
Its:	Managing Director

		By:	/s/ Raj Kapoor
Its: Managing Director
Mayfield Associates Fund XII, a Delaware Limited Partnership

Executed as a deed:

By:	Mayfield XII Management, L.L.C.,
a Delaware limited liability company
Its:	General Partner

		By:	/s/ Raj Kapoor
Its: Managing Director

Address:
c/o Mayfield Fund
Attn: Raj Kapoor
2800 Sand Hill Road, Suite 250, Menlo Park, CA 94025 USA

Date: July 11, 2011

[SIGNATURE PAGE TO TRANSFER OF SHARES AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED TRANSFER OF SHARES AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties have executed this Transfer of Shares Agreement as a deed as of the date first written above.

MINORITY SHAREHOLDERS:

Granite Global Ventures III L.P.

Executed as a deed:

By: Granite Global Ventures III L.L.C., its General Partner

By:	/s/ Jixun Foo
Jixun Foo
Managing Director

GGV III Entrepreneurs Fund L.P.

Executed as a deed:

By: Granite Global Ventures III L.L.C., its General Partner

By:	/s/ Jixun Foo
Jixun Foo
Managing Director

Address:

2492 Sand Hill Road Suite 100,

Menlo Park, CA 94025 U.S.A.

Date: July 20, 2011

[SIGNATURE PAGE TO TRANSFER OF SHARES AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED TRANSFER OF SHARES AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties have executed this Transfer of Shares Agreement as a deed as of the date first written above.

MINORITY SHAREHOLDERS:

KERUBIM CAPITAL CORPORATION

Executed as a deed:

By:	/s/ LIN, Jen-Pung
	Name:	LIN, Jen-Pung
	Title:	Director

Address:

(293 JiangNing Rd, #12C, Shanghai, China 200041)

Date: July 11, 2011

[SIGNATURE PAGE TO TRANSFER OF SHARES AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED TRANSFER OF SHARES AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties have executed this Transfer of Shares Agreement as a deed as of the date first written above.

MINORITY SHAREHOLDERS:

FOO, TEE KENG

Executed as a deed:

/s/ FOO, Tee Keng

Address:

245 Orchard Boulevard #08-03 Orchard Bel-Air Singapore 248648

Date: July 9, 2011

[SIGNATURE PAGE TO TRANSFER OF SHARES AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED TRANSFER OF SHARES AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties have executed this Transfer of Shares Agreement as a deed as of the date first written above.

MINORITY SHAREHOLDERS:

FORLONGWIZ HOLDINGS LIMITED

Executed as a deed:

By:	/s/ ZHUANG, Chenchao
	Name:	ZHUANG, Chenchao
	Title:	President

Address:

17 FI, Viva Plaza, Building 18, Yard 29, Suzhou Street

Haidian District, Beijing, China 100080

Date: July 11, 2011

[SIGNATURE PAGE TO TRANSFER OF SHARES AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED TRANSFER OF SHARES AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties have executed this Transfer of Shares Agreement as a deed as of the date first written above.

MINORITY SHAREHOLDERS:

TONG, MICHAEL SUI BAU

Executed as a deed:

/s/ Michael Sui Bau Tong

Address:

Date: July 11, 2011

[SIGNATURE PAGE TO TRANSFER OF SHARES AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED TRANSFER OF SHARES AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties have executed this Transfer of Shares Agreement as a deed as of the date first written above. ·

MINORITY SHAREHOLDERS:

G & H Partners

Executed as a deed:

	By:	/s/ Jonathan Gleason
		Name:	Jonathan Gleason
		Title:	Partner

Address:

1200 Seaport Blvd.
Redwood City, CA 94063

Date: July 11, 2011

[SIGNATURE PAGE TO TRANSFER OF SHARES AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED TRANSFER OF SHARES AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties have executed this Transfer of Shares Agreement as a deed as of the date first written above.

MINORITY SHAREHOLDERS:

KHOO, DOUGLAS

Executed as a deed:

/s/ Douglas Khoo

Address:

4/F, No. 16 Pokfield Road, Pokfulam, Hong Kong

Email: douglas@qunar.com

Date: July 10, 2011

[SIGNATURE PAGE TO TRANSFER OF SHARES AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED TRANSFER OF SHARES AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties have executed this Transfer of Shares Agreement as a deed as of the date first written above.

MINORITY SHAREHOLDERS:

Mediaway Investments Limited

Executed as a deed:

	By:	/s/ Chris Reitermann
		Name:	Chris Reitermann
		Title:	Director

Address:

Flat 16A Jing An Eslite Tower
No. 435 Haifang Road,
Jing An District
Shanghai 20040
China

Date: July 11, 2011

[SIGNATURE PAGE TO TRANSFER OF SHARES AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED TRANSFER OF SHARES AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties have executed this Transfer of Shares Agreement as a deed as of the date first written above.

MINORITY SHAREHOLDERS:

Traveltech Investment Inc.

Executed as a deed:

By:	/s/ David Wu
	Name:	David Wu
	Title:	Director

Address:

17 F1, Viva Plaza, Building 18, Yard 29, Suzhou Street
Haidian District, Beijing, China 100080

Date: July 11, 2011

[SIGNATURE PAGE TO TRANSFER OF SHARES AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED TRANSFER OF SHARES AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties have executed this Transfer of Shares Agreement as a deed as of the date first written above.

MINORITY SHAREHOLDERS:

ELAINE GAR YEE WONG

Executed as a deed:

/s/ Elaine Gar Yee Wong

Address:

3rd Floor, Block C, 9 Conduit Road, Hong Kong

Date: July 10, 2011

[SIGNATURE PAGE TO TRANSFER OF SHARES AGREEMENT]

EXECUTION VERSION

EXHIBIT A

SCHEDULE OF CERTAIN KEY SHAREHOLDERS

Frederick Demopoulous

Elaine Gar Yee Wong

Douglas Khoo

GSR Ventures I, L.P.

GSR Principals Fund I, L.P

Mayfield XII, a Delaware Limited Partnership

Mayfield Principals Fund XII, a Delaware Multiple Series LLC

Mayfield Associates Fund XII, a Delaware Limited Partnership

Tenaya Capital V L.P.

Tenaya Capital V-P, L.P

Michael Tong Sui Bau

G&H Partners

Granite Global Ventures III L.P.

GGV III Entrepreneurs Fund L.P.

Traveltech Investment Inc.

EXECUTION VERSION

EXHIBIT B

DEED OF ADHERENCE TO

TRANSFER OF SHARES AGREEMENT

This Deed of Adherence (this “Deed of Adherence”) is made as of the date written below by the undersigned (the “Joining Party”) and the Transfer of Shares Agreement Representatives, as attorney-in-fact of the Existing Parties in accordance with the Transfer of Shares Agreement dated as of July     , 2011, as the same may be amended from time to time (the “Transfer of Shares Agreement”), among (i) Qunar Cayman Islands Limited, a Cayman Islands exempted company, (ii) Baidu Holding Limited, a British Virgin Islands company, (iii) the Key Shareholders, and (iv) any other Shareholders party thereto (the parties referred to in clauses (ii)- (iv), the “Existing Parties”). Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Transfer of Shares Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution and delivery of this Deed of Adherence, the Joining Party shall be deemed to be a party to the Transfer of Shares Agreement as of the date hereof and shall have all of the rights and obligations of a “Minority Shareholder,” “Non-Founder Shareholder” and “Shareholder” thereunder as if it had executed the Transfer of Shares Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Transfer of Shares Agreement, the Investors’ Rights Agreement, the Voting Agreement and the Restated Articles.

This Deed of Adherence shall be governed by and construed in accordance with the laws of the Cayman Islands, without giving effect to principles of conflicts of laws, and any disputes will be subject to the provisions of Section 4.11 of the Transfer of Shares Agreement.

[Signature page follows]

EXECUTION VERSION

IN WITNESS WHEREOF, the undersigned has executed this Deed of Adherence as a deed as of the date written below.

Date: , 2011

[NAME OF JOINING PARTY]

Executed as a deed:

By:
Name:
Title:
Address for Notices:

QUNAR CAYMAN ISLANDS LIMITED

Executed as a deed:

By:
Name:
Title:

[ ],

[ ],

for and on behalf of each Existing Party, as attorney-in-fact, executed as a deed:

By:
Name:
Title:

EXECUTION VERSION

EXHIBIT C

DEEMED ADVERSE PERSONS

Tencent Holdings Limited

Sina Corporation

Alibaba.com Limited

Ctrip.com International, Ltd

Google Inc.

eLong, Inc.